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                                                                    EXHIBIT 3.2
                                     BYLAWS

                                       OF

                        THE PEREGRINE REAL ESTATE TRUST

                   A CALIFORNIA REAL ESTATE INVESTMENT TRUST


                              ARTICLE I.  OFFICES



         SECTION 1. Principal Executive Office. The principal executive office of the Trust is hereby fixed and located at 1300 Ethan Way, Sacramento, California 95825. The Board of Trustees of this Trust (referred to herein individually as a "Trustee" and collectively as the "Trustees") are hereby granted full power and authority to change said principal executive office from one location to another. Any such change shall be noted on the Bylaws opposite this Section, or this Section may be amended to state the new location.

         SECTION 2. Other Offices. Branch or subordinate offices may at any time be established by the Trustees at any place or places.

                           ARTICLE II.  SHAREHOLDERS

         SECTION 1. Annual Meetings. Annual meetings of the shareholders shall be held on a business day during the fifth or sixth calendar month of the Trust's fiscal year on a date and at a time and place within the State of California designated by the

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Trustees.  No annual meeting of shareholders shall be held during calendar year 1995.

        SECTION 2. Special Meetings. Special meetings of the shareholders may be called at any time and place when ordered by a majority of the Trustees or upon the written request of the holders of more than 25% percent of the outstanding shares of each class of shares entitled to vote, specifying the purpose or purposes for which the meeting is called. If for any reason the annual meeting of the shareholders shall be omitted, a special meeting of the shareholders may subsequently be held in lieu thereof, and the business of the annual meeting may be transacted thereat. No business shall be transacted at any special meeting of shareholders unless notice of such business has been given in the call for the meeting. Special meetings of holders of Preferred Shares, as defined in the Restated Declaration of Trust of The Peregrine Real Estate Trust (the "Declaration") are provided for in Section 8.2.2 of the Declaration.

        SECTION 3. Notice. Notice of a shareholders' meeting shall be given not less than fourteen (14) nor more than sixty (60) days before the meeting by a Trustee or officer either personally or by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Trust or given by the shareholder to the Trust for the purpose of such notice; or, if no such address appears or is given,

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at the place where the principal executive office of the Trust is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient, or is delivered to a common carrier for transmission, or is actually transmitted by the person giving the notice by electronic means.

        SECTION 4. Record Date. For purposes of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution payment, the Trustees may from time to time close the transfer books, for such periods not exceeding forty-five (45) days as the Trustees may determine; or without closing the transfer books, the Trustees may fix a date not more than forty-five (45) days prior to the date of any meeting of shareholders, or dividends or distribution payment, as a record date for the determination of shareholders entitled to vote at such meeting or any adjournment thereof, or to receive such dividend or distribution payment; and any shareholder who was a shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend or distribution even though the shares of such shareholder have since that date

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been disposed; and no shareholder becoming such after said date shall be so entitled to vote at said meeting or any adjournment thereof or to receive such dividend or distribution; provided, however, that the record date for payment of dividends on Preferred Shares shall be not more than thirty (30) days prior to the date fixed for payment thereof.

         SECTION 5.  Voting.
                 (a)      Only shareholders of record shall be entitled to vote.
                 (b) In the election of Trustees, each shareholder shall be entitled to one (1) vote per share, on a cumulative basis, for each trusteeship to be filled; provided, however, that no shareholder shall be entitled to cumulate votes unless the candidate(s) name(s) have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate votes. The candidate(s) receiving the highest number of votes, up to the number of trusteeships to be filled in the election, shall be elected.
                 (c) If any share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such share.


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                 (d)      Shares held by an administrator, executor, guardian,
conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.
                 (e) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.
                 (f) Shares standing in the name of a minor may be voted and the Trust may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Trust has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the Trust.
                 (g) Except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
                 (h) Shares standing in the name of a corporation, domestic or foreign, may be voted by such officer, agent or power as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine or, in the absence

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of such determination, by the chairman of the board, president or any vice president of such corporation, or by any other person authorized to do so by the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.
             (i) Any shares held by the Trust in a fiduciary capacity shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or gives the Trust binding instructions as to how to vote such shares.

        SECTION 6. Quorum. A majority of the outstanding shares of each class of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.


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        SECTION 7.  Adjourned Meeting and Notice Thereof.  Any shareholders'
meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 6 of this Article II) no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders' meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

        SECTION 8. Consent of Absentees. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by Proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes of the meeting.

        SECTION 9. Action Without Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken

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without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purpose be fixed as provided in Section 4 of this Article II, the record date for determining shareholders entitled to give consent pursuant to this Section 9, when no prior action by the Trustees has been taken, shall be the day on which the first written consent is given.

         SECTION 10. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with a Trustee or officer of the Trust. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

         SECTION 11. Inspectors of Election. In advance of any meeting of shareholders, the Trustees may appoint any persons other

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than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. The duties of such inspector(s) shall include, but not necessarily be limited to, determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result of the election or vote; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.


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                             ARTICLE III.  TRUSTEES

        SECTION 1. Number and Qualifications. Subject to Section 3.3.3 of the Declaration, there shall be not less than five (5) nor more than thirteen (13) Trustees, the exact number to be fixed by the Trustees from time to time. No reduction of the authorized number of Trustees shall have the effect of removing any Trustee prior to the expiration of the Trustee's term of office. No person shall qualify as a Trustee unless that person is at least twenty-one
(21) years of age, and until that person shall have either signed the Declaration or agreed in writing to be bound by the Declaration.

        SECTION 2.  Election.  The election of Trustees is provided for in
Section 3.3 of the Declaration.

        SECTION 3. Vacancies. The filling of vacancies on the Board is provided for in Section 3.6 of the Declaration. The election to fill such a vacancy shall be evidenced by an instrument in writing signed by a majority of the Trustees; but no such election shall become effective unless and until such instrument bearing the acceptance of the person so appointed has been acknowledged by one or more of the existing Trustees. Thereupon, the Trust property shall vest in the new Trustee jointly with the continuing Trustee or Trustees without any further act or conveyance. The Trustees named in the Declaration and/or their successors as Trustees shall

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hold office during the existence of this Trust; provided, however, that any one or more Trustees may be removed and one or more new Trustees elected to take the place of each such Trustee so removed. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled, the continuing or surviving Trustee or Trustees shall have all the powers granted to the Trustees and shall discharge all duties imposed upon the Trustees by the Declaration. The term "majority of the Trustees", except where otherwise defined herein, shall mean more than one-half ( 1/2) of the total number of Trustees then in office.

         SECTION 4.  Removal.  Removal of a Trustee is provided for in Section
3.4 of the Declaration.

         SECTION 5. Resignation. Any Trustee may resign as Trustee by a signed instrument in writing which is delivered or mailed to the Trustees, and such resignation shall take effect immediately or at a later date, according to the terms of the notice; provided, however, that such resignation shall not become effective until a copy of such resignation is recorded with the County Recorder for the county in which the principal office of business of the Trust is located.

         SECTION 6. Cessation of Right, Title or Interest. Upon the resignation, removal, or death of a Trustee, that Trustee shall automatically cease to have any right, title, or interest in any

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properties or interest in properties of the Trust, and the right, title and interest of such Trustee shall automatically vest, upon that Trustee's resignation, removal, or death, in the remaining Trustees, if any.

        SECTION 7. Survival of Trust. The death, resignation, or removal of any one or more of the Trustees shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of the Declaration, except as to the Trustee or Trustees whose term has been so terminated.

        SECTION 8. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman of the Board or any two of the Trustees; provided, that prior to the annual meeting of shareholders of the Trust to be held during calendar year 1996, the Board shall meet no less frequently than once during each quarter of each fiscal year of the Trust. Regular or special meetings of the Trustees shall be held at any place within or without the State of California which has been designated from time to time by the Trustees. In the absence of such designation regular meetings shall be held at the principal executive office of the Trust.

        SECTION 9. Notice. Notice of any meetings shall be given not less than seventy-two (72) hours prior to the meeting, but may be waived by any Trustee either before or after such meeting. Notice may be given personally or by telephone, telegraph, telex,

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facsimile or other similar means of communication.  Any such notice shall be addressed or delivered to each Trustee at such Trustee's address as it is shown upon the records of the Trust or as may have been given to the Trust by the Trustee for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the Trustees are regularly held. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or is actually transmitted by the person giving the notice by electronic means.

        SECTION 10. Voting. The concurrence of all the Trustees shall not be necessary for the validity of any action taken by them, but a decision expressed in a vote passed at a meeting by a majority of the Trustees present or expressed in writing signed by a majority of the Trustees without a meeting shall constitute the action of the Trustees and have the same effect as if assented to by all. At any meeting a majority of the Trustees shall constitute a quorum. Any deed, mortgage, lease, or other instrument or writing executed by one or more of the Trustees shall be valid and binding upon the Trustees and upon the Trust when authorized by a vote or writing passed or signed as above provided.


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         SECTION 11.  Telephone Conference.  Trustees may participate in a meeting through use of conference telephone or similar communications equipment, so long as all Trustees participating in such meeting can hear one another.

         SECTION 12. Consent of Absentees. The transactions of any meeting of the Trustees, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Trustees not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the Trust records or made a part of the minutes of the meeting.

         SECTION 13. Adjourned Meeting and Notice Thereof. A majority of the Trustees present, whether or not a quorum is present, may adjourn any Trustees' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Trustees if the time and place be fixed at the meeting adjourned. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Trustees who were not present at the time of the adjournment.


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         SECTION 14.  Action Without Meeting.  Any action required or permitted to be taken by the Trustees may be taken without a meeting if all Trustees shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Trustees and shall be filed with the minutes of the proceedings of the Trustees.

         SECTION 15. Inspection Rights. Every Trustee shall have the right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the Trust. Such inspection by a Trustee may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

         SECTION 16. Compensation. Each Trustee shall receive such remuneration from the Trust for Trustee's services as a Trustee as shall be fixed from time to time by the Trustees. There shall be no requirement that each Trustee receive compensation in the same amount.

         SECTION 17. Executive Committee. The Trustees shall have power to appoint and remove from among their own number an Executive Committee of three
(3) or more persons to whom they may delegate such of the powers herein given to the Trustees as they may deem expedient, except as otherwise provided herein.


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         SECTION 18.  Advisory Board.  The Trustees may appoint an Advisory
Board. Members of this Board shall not be Trustees or officers of the Trust but may be shareholders or retired Trustees. They shall be entitled to such remuneration for their services as the Trustees from time to time deem appropriate. The Trustees may at any time remove any member of the Advisory Board and may appoint new or additional members. Any member may resign by giving notice in writing to the Trustees. The Advisory Board shall consult with and advise the Trustees as to the investment of the Trust property and other matters relating to the business and affairs of the Trust. The Advisory Board shall have no power or authority to make any contract or incur any liability whatever or to take any action binding upon the Trust, the Trustees, or the shareholders. The provisions of the Declaration and these Bylaws relative to the exemption from personal liability of the Trustees, officers, and agents of the Trust shall apply in all respects to members of the Advisory Board.

         SECTION 19. Reliance on Documents. The Trustees may rely on and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document which they believe to be genuine and to have been signed or presented by the proper party or parties.


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         SECTION 20.  No Security Required.  Except as required by law or by any rule or order issued by the Commissioner of Corporations of California applicable to real estate investment trusts, no Trustee shall be required to provide a bond, surety, or security to secure the performance of such Trustee's duties or obligations hereunder.

         SECTION 21. Execution of Instruments. All instruments, whether or not under seal (including, but not limited to, deeds, mortgages, leases, contracts, bonds, notes, and agreements), may be executed on behalf of the Trust by any Trustee or agent as shall be authorized by the Trustees herein provided. Except as otherwise provided for in the Declaration or these Bylaws, all agreements, obligations, instruments, papers, and actions by, or in the name of, or on behalf of the Trust shall be made, incurred, executed, signed, or taken by, or in the name of the Trust, and shall in such cases and in such manner as the Trustees deem advisable, expressly exempt the Trustees and the shareholders from personal liability and expressly provide that the Trust property shall be liable thereunder by reason thereof; provided, however, in any contract made by the Trustees, or their duly authorized agents, a provision shall be included eliminating any personal liability of the Trustees or shareholders by reason of such contract, which provision shall be in substantially the following form:



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                          "This contract is made by the undersigned, [name of
                 Trustee(s)], not individually, but as Trustee(s) under that certain Restated Declaration of Trust of The Peregrine Real Estate Trust, and hereby made a part hereof, and is enforceable only against, and is payable out of, the Trust property held thereunder, and any and all personal liability of the Trustee(s), their duly authorized agents, and the shareholders of said Trust is expressly waived."

         SECTION 22. Interested Trustees. No contract or other transaction between the Trust and any other person, firm, association, or corporation shall be void or voidable because of the fact that one or more Trustees of the Trust is a director, partner, or member of, or otherwise interested in or affiliated with such other person, firm, association, or corporation, provided that such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the Trustees who are not so interested at a meeting of the Trustees, and that the fact of the interest of such interested Trustees shall be disclosed or known to such approving majority of the Trustees. Any Trustee so interested present at any meeting of the Trustees may be counted in determining the existence of a quorum at such meeting, provided, however, that it is the intent of the Trustees that any

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relationship of any of the Trustees with any independent contractor dealing with the Trust shall meet the requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and the requirements set forth in any rule or order issued by the California Corporations Commissioner relative to real estate investment trusts, in order that the Trust be treated as a qualified real estate investment trust.

         SECTION 23. Powers. Subject to any limitations of the Declaration and these Bylaws, the business and affairs of the Trust shall be managed by the Trustees. All Trust powers, including, but not limited to, those powers set forth in the Declaration and these Bylaws, shall be exercised by or under the direction of the Trustees. The Trustees may delegate the management of the day-to- day operation of the business of the Trust to a management company, or, as provided in Section 18 of this Article III, an Executive Committee, or as provided in Section 19 of this Article III, an Advisory Board, or other person or entity provided that the business and affairs of the Trust shall be managed and all Trust powers shall be exercised under the ultimate direction of the Trustees.

                             ARTICLE IV.  OFFICERS

         SECTION 1. Officers. The officers of the Trust shall be a Chairman of the Board, a President and Chief Executive Officer, one

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or more Vice Presidents, a Secretary, a Treasurer/Chief Financial
Officer and/or such additional officers or agents as the Trustees may from time to time determine. The term of office of all officers shall be for such period of time as the Trustees may determine or until their respective successors are elected and qualify, but any officer may be removed at any time by the Trustees. In the absence of designation from time to time of powers and duties by the Trustees, the officers shall have powers and duties as generally pertain to their respective offices. Any number of offices may be held by the same person.

        SECTION 2. Election. The officers of this Trust shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment. The Chairman of the Board, President and Chief Executive Officer, Secretary and Treasurer/Chief Financial Officer shall be chosen by the Board of Trustees annually at its first meeting after the election of Trustees.

        SECTION 3. Subordinate Officers. The Trustees may elect, and may empower the President and Chief Executive Officer to appoint, such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Trustees may from time to time determine.


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        SECTION 4.  Removal.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees. Any officer may resign at any time upon written notice to the Trustees without prejudice to the rights, if any, of this Trust under any contract to which the officer is a party.

        SECTION 5. Resignation. Any officer may resign at any time by giving written notice to the Trust, but without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

        SECTION 7. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Trustees. The Chairman of the Board shall preside at meetings of the Board of Trustees and the shareholders and shall exercise and perform such other powers and duties as from time to time may be prescribed by the Board of Trustees. If there is no President, the Chairman of the Board

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shall, in addition, be the chief executive officer of this Trust and shall have the powers and duties of the President.

        SECTION 8. President and Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board, the President and Chief Executive Officer shall be the chief executive officer of this Trust and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the affairs of this Trust. In the absence of the Chairman of the Board, the President and Chief Executive Officer shall preside at all meetings of the shareholders and at meetings of the Board of Trustees. The President and Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a business entity and shall have such other powers and duties as from time to time may be prescribed by the Board of Trustees.

        SECTION 9. Vice Presidents. In the absence or disability of the President and Chief Executive Officer and the Chairman of the Board, the Vice President or Vice Presidents, if there be such an officer, or officers, in order of their rank as prescribed by the Board of Trustees, shall perform all the duties of the President and Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President and Chief Executive Officer. The Vice President(s) shall

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have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Trustees.

         SECTION 10. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of shares present in person or by proxy at meetings of shareholders, and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the transfer agent or registrar, a record of its shareholders, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of share certificates issued, and the number and date of cancellation of every share certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Trustees required by the Restated Declaration of Trust to be given, shall be the custodian of the Trust records of this Trust, shall keep the seal of this Trust in safe custody, and shall have such other powers and perform such

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other duties as are usually vested in the office of secretary of a business entity and as may be prescribed by the Board of Trustees.

         SECTION 11. Treasurer/Chief Financial Officer. The Treasurer/Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The Trea- surer/Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Trust with such depositaries as may be designated by the Board of Trustees. The Treasurer/Chief Financial Officer shall disburse the funds of this Trust as may be ordered by the Board of Trustees, shall render to the Chairman of the Board, President and Chief Executive Officer and the Trustees, whenever they request it, an account of all transactions as Treasurer/Chief Financial Officer and of the financial condition of this Trust, and shall have other powers and perform such other duties as are usually vested in the office of chief financial officer of a business entity and as from time to time may be prescribed by the Trustees.

         SECTION 12. Compensation. Subject to the rights, if any, of any officer under any contract of employment, the compensation of the officers of this Trust shall be fixed from time to time by the


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Board of Trustees, or by one or more officers of this Trust to the extent so authorized from time to time by the Board of Trustees.

                      ARTICLE V.  LIMITATION OF LIABILITY
                      OF SHAREHOLDERS, TRUSTEES AND OTHERS

        SECTION 1. Shareholders. All shares shall be non-assessable. The shareholders shall not be personally liable upon any debt, claim, demand, suit, judgment, note, or other obligation of the Trust or of the Trustees, in tort, contract, or otherwise, in connection with Trust property or the affairs of the Trust, and the Trustees shall have no power to bind the shareholders personally in any manner whatsoever. The liability of the shareholders shall be limited to their share of the capital of the Trust and shall not be increased in any manner. Any amendment to the Declaration or these Bylaws increasing the liability of the shareholders shall be void. All written contracts to which the Trust is a party shall include a provision substantially in the form set forth in Section 21 of Article III of these Bylaws.

        SECTION 2. Trustees; Officers; Agents. No Trustee, officer, or agent of the Trust shall be liable on account of any act or omission of any other Trustee or agent or representative of the Trust or for their own act, neglects, and defaults (including without limitation the failure to compel in any way former or acting Trustee to redress any breach of Trust) to the Trust or to

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any shareholder, Trustee, officer, or agent thereof, except for such of his own acts as shall constitute bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties.

        SECTION 3. Indemnification. The Trust shall indemnify and hold harmless each Trustee, officer, and agent from and against all claims and liabilities to which such trustee, officer, or agent may become subject by reason of his having been or being a Trustee, officer, or agent, or by reason of any action alleged to have been taken or omitted by him as Trustee, officer, or agent and shall reimburse such Trustee for all legal and other expenses which such Trustee reasonably incurs in connection with any such claim or liability; provided, however, that no Trustee shall be indemnified or reimbursed under the foregoing provisions in relation to that Trustee's own act as shall constitute bad faith, willful misfeasance, gross negligence, or reckless disregard of that Trustee's duties. The rights accruing to a Trustee, officer, or agent under these provisions shall not exclude any other right to which such Trustee may lawfully be entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse such Trustee, officer, or agent in any proper cause even though not specifically provided for herein; provided, that no Trustee, officer or agent may satisfy any right of indemnity or reimbursement granted herein or to which that Trustee may be otherwise entitled except out of the property of the Trust, and no

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shareholder shall be personally liable with respect to any claim of a Trustee, officer, or agent for indemnity or reimbursement.

        SECTION 4. Insurance. The Trust shall have power to purchase and maintain insurance on behalf of any agent, Trustee, shareholder, or independent contractor of the Trust (the "Insured") against any obligation or liability asserted against or incurred by the Insured in such capacity or arising out of the Insured's status as such whether or not the Trust would have the power to indemnify the Insured against such liability under the provisions of this
Article V.

                            ARTICLE VI.  AMENDMENTS

        SECTION 1. Amendment by Shareholders. Subject to the Declaration, the provisions of these Bylaws may be amended or repealed with the vote or written consent of the shareholders holding a majority of the outstanding shares of each class of shares entitled to vote.

        SECTION 2. Amendment by Trustees. Subject to the Declaration and the rights of the shareholders as provided in Section 1 of this Article VI, the provisions of these Bylaws may be amended or repealed by the Trustees.



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                          ARTICLE VII.  MISCELLANEOUS

        SECTION 1. Choice of Law. This instrument is by the Trustees and delivered in the State of California with reference to the laws thereof, and the rights of all parties, and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said State.

        SECTION 2. Headnotes and Titles. The headnotes and titles of articles are inserted herein only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of these Bylaws in any manner whatsoever.

                                   * * * * *


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                          CERTIFICATE OF SECRETARY OF
                        THE PEREGRINE REAL ESTATE TRUST

                 I, the undersigned, do hereby certify:

                 (1) That I am the duly elected and acting secretary of said Trust; and

                 (2) That the foregoing Bylaws, comprising twenty-eight (28) pages, constitute the Bylaws of said Trust as duly adopted by Action by Unanimous Consent in Writing of the Trustees dated as of September 27, 1994.

                 IN WITNESS WHEREOF, I have hereunder subscribed my name and affixed the seal of said Trust.

Dated as of:  ___________________________        ____________________________
                                                 Arnold E. Brown


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
                          CONFIRMATION BY TRUSTEES OF

                        THE PEREGRINE REAL ESTATE TRUST



         The undersigned, being the Trustees of said Trust hereby assents to and adopts the foregoing Bylaws of said Trust.

Executed by the undersigned on the date set forth opposite their names.

Dated as of:     ____________________________


Dated as of:     ____________________________


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